AMENDMENT NO. 2 TO AGREEMENT OF SALE

     THIS AMENDMENT NO. 2 TO AGREEMENT OF SALE (this "Amendment") is dated as of February 28, 1997 by and between GROUP ONE INVESTMENTS, INC., an Illinois corporation ("Purchaser"), and 3655 PEACHTREE LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                                  WITNESSETH

     A. WHEREAS, Purchaser and Seller have heretofore entered into that certain Agreement of Sale dated as of February 26, 1997, as amended by that certain Amendment No. 1 to Agreement of Sale dated as of February 26, 1997, providing for the sale by Seller to Purchaser of certain real property and other related property located in Duluth, Georgia and known as the Howell Station Apartments (the "Property") (said Agreement of Sale, as amended by Amendment No. 1 thereto, is hereinafter referred to as the "Agreement:); and

     B. WHEREAS, Purchaser and Seller have heretofore entered into that certain Agreement dated as of February 26, 1997 providing for the sale by Seller to Purchaser of certain personal property located at the Property (the "Personal Property") (Said Agreement is hereinafter referred to as the "Personal Property Agreement"); and

     C. WHEREAS, the parties heretofore desire to amend the terms and conditions of the Agreement in certain respects, in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreement hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, Purchaser and Seller hereby agree as follows:

     1. Preambles. The Preambles to this Amendment are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

     2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Amendment shall have the respective meanings ascribed to them in the Agreement, as modified hereby.

     3. Extension of Financing Contingency. Paragraph 9 of the Agreement is amended to provide that the expiration of the Financing Contingency shall be extended from February 28, 1997 to March 21, 1997, and that all references to the Financing Contingency in both the Agreement and the Personal Property Agreement shall mean March 21, 1997.

     4. Extension of Closing Date. Paragraph 8 of the Agreement is amended to provide that the Closing Date shall be extended from March 20, 1997 to April 4, 1997, and that all references to the Closing Date in both the Agreement and the Personal Property Agreement shall mean April 4, 1997.
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     5.  Survival of Representations and Warranties.  Paragraph 17.5 of the
Agreement is amended to provided that the survival period applicable to Seller's representations and warranties contained in the Agreement shall continue through and including 5:00 p.m. CDT in June 29, 1997 rather than ninety (90) days after the Closing Date.

     6. Miscellaneous. Except as may be expressly set forth herein to the contrary, the Agreement remains unmodified and all of the terms and conditions of the Agreement shall remain in full force and effect. Notwithstanding anything to the contrary contained herein, to the extend that the terms and conditions of this Amendment conflict with the terms and conditions of the Agreement, this Amendment shall control.


     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.


                              PURCHASER:

                              GROUP ONE INVESTMENTS, INC.,
                              an Illinois corporation

                              By:   /s/ Robert H. Weitzman
                                   -------------------------------
                              Name:     Robert H. Weitzman
                                   -------------------------------
                              Its:      President
                                   -------------------------------


                              SELLER:

                              3655 PEACHTREE LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  3655 Peachtree, Inc., an Illinois
                                   corporation, its general partner

                              By:   /s/ Daniel L. Charleston
                                   --------------------------------
                              Name:     Daniel L. Charleston
                                   --------------------------------
                              Its:      Authorized Agent
                                   --------------------------------
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